Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME OF

$932 MILLION FOR 2019

NEW YORK, February 10, 2020—Loews Corporation (NYSE: L) today reported net income for the year ended December 31, 2019 of $932 million, or $3.07 per share, compared to $636 million, or $1.99 per share, in 2018. For the three months ended December 31, 2019, Loews reported net income of $217 million, or $0.73 per share, compared to a net loss of $165 million, or $0.53 per share, in the prior year period.

Net income for the year ended December 31, 2019 increased due to higher earnings at CNA Financial Corporation and Boardwalk Pipelines, as well as higher parent company net investment income. These increases were partially offset by lower results at Diamond Offshore Drilling, Inc. and Loews Hotels & Co. Results for the three months ended December 31, 2019 improved mainly due to increased net investment income at CNA and the parent company, partially offset by lower results at Boardwalk Pipelines and Loews Hotels & Co. The loss during the three months ended December 31, 2018 was driven by catastrophe losses at CNA, investment results at both CNA and the parent company, and operating results at Diamond Offshore.

Book value per share increased to $65.71 at December 31, 2019 from $59.34 at December 31, 2018. Book value per share excluding accumulated other comprehensive income (AOCI) increased to $65.94 at December 31, 2019 from $62.16 at December 31, 2018.

CONSOLIDATED HIGHLIGHTS

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2019	2018	2019	2018
Income (loss) before net investment gains (losses)	$211	$(110)	$899	$674
Net investment gains (losses)	6	(55)	33	(38)

Net income (loss) attributable to Loews Corporation	$217	$(165)	$932	$636

Net income (loss) per share	$0.73	$(0.53)	$3.07	$1.99

	December 31, 2019	December 31, 2018
Book value per share	$65.71	$59.34
Book value per share excluding AOCI	65.94	62.16

Shares outstanding	291.0	312.1

Three Months Ended December 31, 2019 Compared to 2018

CNA’s earnings increased primarily due to higher net investment income and net investment gains and higher current year underwriting income driven mainly by lower catastrophe losses for the Property & Casualty (“P&C”) business. Earnings were partially offset by a higher net retroactive reinsurance charge recorded under the 2010 loss portfolio transfer with National Indemnity as compared with 2018. The P&C business generated gross written premium growth of 8% and net written premium growth of 6%.

Diamond Offshore’s net loss improved primarily due to higher contract drilling revenues as a result of a contractual margin commitment from a customer, significantly offset by higher rig operating expenses including contract preparation and rig activation costs and increased depreciation expense.

Boardwalk Pipelines’ operations benefited from higher firm transportation revenues from growth projects recently placed into service partially offset by the net impact of contract restructurings, expirations and renewals. Boardwalk Pipelines’ net income decreased as a result of a favorable tax adjustment recorded in 2018.

Loews Hotels & Co’s results decreased due to impairment charges totaling $89 million ($69 million after tax) related to the carrying value of hotel properties. Excluding these charges, earnings benefited from improved results at the Orlando JV properties and certain owned hotels.

Income generated by the parent company investment portfolio increased primarily due to higher returns on equity securities.

Year Ended December 31, 2019 Compared to 2018

CNA’s earnings increased from higher net investment income driven by improved returns on limited partnership investments and from higher net investment gains. In addition, earnings in 2019 benefited from a lower net retroactive reinsurance charge recorded under the 2010 loss portfolio transfer with National Indemnity as compared with 2018 and a higher reduction of claim reserves resulting from the annual long term care claim experience study as compared with 2018. These increases were partially offset by a charge of $216 million ($151 million after tax and noncontrolling interests) resulting from the recognition of an active life reserve premium deficiency in long term care.

Diamond Offshore’s results declined due to compressed contract drilling margins. Results in 2019 benefited from the absence of a $12 million rig impairment charge and an $8 million legal settlement charge (both after tax and noncontrolling interests) recorded in 2018.

Boardwalk Pipelines’ earnings attributable to Loews improved primarily due to Loews owning 100% of the company as compared to 51% for a portion of 2018. Net income in 2019 also includes proceeds received in conjunction with a contract cancellation due to a customer bankruptcy that resulted in a $19 million (after tax) benefit and higher firm transportation revenues from growth projects recently placed into service, partially offset by the impact of contract restructurings and expirations.

Loews Hotels & Co’s results decreased primarily due to impairment charges totaling $99 million ($77 million after tax) related to the carrying value of hotel properties. Excluding these impairment charges, earnings decreased due to higher pre-opening and other non-recurring expenses related to properties under development.

Income generated by the parent company investment portfolio increased due primarily to higher returns on equity securities.

SHARE REPURCHASES

At December 31, 2019, there were 291.0 million shares of Loews common stock outstanding. For the three months and year ended December 31, 2019, the Company repurchased 8.3 million and 21.5 million shares of its common stock at an aggregate cost of $417 million and $1.1 billion. From January 1, 2020 to February 7, 2020, the Company repurchased an additional 3.3 million shares of its common stock at an aggregate cost of $172 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. ET. A live webcast will be available via the Investors/Media section of www.loews.com. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 8484537. An online replay will also be available at www.loews.com following the call.

A conference call to discuss the fourth quarter results of CNA has been scheduled for today at 10:00 a.m. ET. A live webcast will be available via the Investor Relations section of www.cna.com. Those interested in participating in the question and answer session should dial (800) 289-0571, or for international callers, (720) 543-0206.

A conference call to discuss the fourth quarter results of Diamond Offshore has been scheduled for today at 9:00 a.m. ET. A live webcast will be available via the Investor Relations section of www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (844) 492-6043, or for international callers, (478) 219-0839. The conference ID number is 5959776.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. Our subsidiaries are: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO), Boardwalk Pipelines, Loews Hotels & Co and Altium Packaging (formerly Consolidated Container Company). Investors are encouraged to view the subsidiary virtual investor presentations found in the ‘Events & Presentations’ section of ir.loews.com for an in-depth strategic review of Loews’s subsidiaries. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries

Selected Financial Information

	December 31,
	Three Months		Years Ended
(In millions)	2019	2018	2019	2018
Revenues:
CNA Financial (a)	$2,777	$2,403	$10,788	$10,134
Diamond Offshore	277	234	988	1,093
Boardwalk Pipelines (b)	331	326	1,300	1,227
Loews Hotels & Co	170	181	692	755
Investment income and other (c)	321	143	1,163	857

Total	$3,876	$3,287	$14,931	$14,066

Income (Loss) Before Income Tax:
CNA Financial (a) (d) (e) (f)	$336	$(114)	$1,224	$963
Diamond Offshore (g) (h)	(81)	(66)	(402)	(226)
Boardwalk Pipelines (b)	64	59	281	231
Loews Hotels & Co (i)	(70)	15	(28)	73
Corporate: (j)
Investment income (loss), net	76	(71)	229	(10)
Other	(49)	(55)	(185)	(197)

Total	$276	$(232)	$1,119	$834

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (d) (e) (f)	$244	$(75)	$894	$726
Diamond Offshore (g) (h) (k)	(38)	(58)	(175)	(112)
Boardwalk Pipelines (b)	48	55	209	135
Loews Hotels & Co (i)	(59)	7	(31)	48
Corporate: (k)
Investment income (loss), net	67	(57)	188	(8)
Other	(45)	(37)	(153)	(153)

Net income (loss) attributable to Loews Corporation	$217	$(165)	$932	$636

(a)

Includes net investment gains of $8 million and net investment losses of $78 million ($6 million and $55 million after tax and noncontrolling interests) for the three months ended December 31, 2019 and 2018. Includes net investment gains of $49 million and net investment losses of $57 million ($33 million and $38 million after tax and noncontrolling interests) for the year ended December 31, 2019 and 2018.

(b)	Includes settlement proceeds of $26 million ($19 million after tax) related to a customer bankruptcy for the year ended December 31, 2019.
(c)	Includes parent company investment income and the financial results of Altium Packaging (formerly Consolidated Container).
(d)

Includes losses of $61 million and $35 million ($43 million and $24 million after tax and noncontrolling interests) for the three months ended December 31, 2019 and 2018 and losses of $18 million and $48 million ($12 million and $34 million after tax and noncontrolling interests) for the years ended December 31, 2019 and 2018 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.

(e)	Includes a loss of $21 million ($15 million after tax and noncontrolling interests) on the early redemption of debt for the year ended December 31, 2019.
(f)

Includes a charge of $216 million ($151 million after tax and noncontrolling interests) for the year ended December 31, 2019 related to the recognition of an active life reserve premium deficiency in long term care that was primarily driven by changes in interest rate assumptions, partially offset by a $56 million ($39 million after tax and noncontrolling interests) reduction in claim and claim adjustment expense reserves for policyholders on claim resulting from the annual long term care claim experience study. The prior year claim experience study resulted in a reduction in claim and claim adjustment expense reserves of $31 million ($21 million after tax and noncontrolling interests) for the year ended December 31, 2018.

(g)	Includes asset impairment charges of $27 million ($12 million after tax and noncontrolling interests) for the year ended December 31, 2018.
(h)	Includes a legal settlement charge of $18 million ($8 million after tax and noncontrolling interests) for the year ended December 31, 2018.
(i)

Includes asset impairment charges of $89 million ($69 million after tax) for the three months ended December 31, 2019 and $99 million ($77 million after tax) for the year ended December 31, 2019 related to the carrying value of hotel properties.

(j)

The Corporate segment consists of investment income from the parent company’s cash and investments, interest expense, other unallocated corporate expenses and the financial results of Altium Packaging.

(k)

For the three months ended December 31, 2019, includes a favorable tax adjustment of $12 million ($5 million after noncontrolling interests) and for the year ended December 31, 2019 and 2018, includes a favorable tax adjustment of $26 million and $43 million ($12 million and $23 million after noncontrolling interests) related to an uncertain tax position recorded by Diamond Offshore at year-end 2017.

Loews Corporation and Subsidiaries

Consolidated Financial Review

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2019	2018	2019	2018
Revenues:
Insurance premiums	$1,911	$1,859	$7,428	$7,312
Net investment income	622	266	2,355	1,817
Investment gains (losses)	8	(78)	49	(57)
Operating revenues and other (a)	1,335	1,240	5,099	4,994

Total	3,876	3,287	14,931	14,066

Expenses:
Insurance claims and policyholders’ benefits (b) (c)	1,483	1,594	5,806	5,572
Operating expenses and other (d) (e)	2,117	1,925	8,006	7,660

Total	3,600	3,519	13,812	13,232

Income (loss) before income tax	276	(232)	1,119	834
Income tax (expense) benefit (f)	(65)	21	(248)	(128)

Net income (loss)	211	(211)	871	706
Amounts attributable to noncontrolling interests	6	46	61	(70)

Net income (loss) attributable to Loews Corporation	$217	$(165)	$932	$636

Net income (loss) per share attributable to Loews Corporation	$0.73	$(0.53)	$3.07	$1.99

Weighted average number of shares	296.29	313.88	303.35	319.93

(a)	Includes settlement proceeds of $26 million ($19 million after tax) related to a customer bankruptcy for the year ended December 31, 2019.
(b)

Includes losses of $61 million and $35 million ($43 million and $24 million after tax and noncontrolling interests) for the three months ended December 31, 2019 and 2018 and losses of $18 million and $48 million ($12 million and $34 million after tax and noncontrolling interests) for the years ended December 31, 2019 and 2018 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.

(c)

Includes a charge of $216 million ($151 million after tax and noncontrolling interests) for the year ended December 31, 2019 related to the recognition of an active life reserve premium deficiency in long term care that was primarily driven by changes in interest rate assumptions, partially offset by a $56 million ($39 million after tax and noncontrolling interests) reduction in claim and claim adjustment expense reserves for policyholders on claim resulting from the annual long term care claim experience study. The prior year claim experience study resulted in a reduction in claim and claim adjustment expense reserves of $31 million ($21 million after tax and noncontrolling interests) for the year ended December 31, 2018.

(d)	Includes a loss of $21 million ($15 million after tax and noncontrolling interests) on the early redemption of debt for the year ended December 31, 2019.
(e)

Includes asset impairment charges of $89 million ($69 million after tax) for the three months ended December 31, 2019 and $99 million and $27 million ($77 million and $12 million after tax and noncontrolling interests) for the years ended December 31, 2019 and 2018.

(f)

For the three months ended December 31, 2019, includes a favorable tax adjustment of $12 million ($5 million after noncontrolling interests) and for the year ended December 31, 2019 and 2018, includes a favorable tax adjustment of $26 million and $43 million ($12 million and $23 million after noncontrolling interests) related to an uncertain tax position recorded by Diamond Offshore at year-end 2017.